EXHIBIT 31.2
CERTIFICATION PURSUANT TO RULE 13a-14(a)/15d-14(a),
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
I, David Becker, certify that:
1.	I have reviewed this Amendment No. 1 to our Annual Report on Form 10-K for the period ended December 31, 2009 of MiddleBrook Pharmaceuticals, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Dated: April 30, 2010

/s/ David Becker
David Becker
Executive Vice President, Chief Financial Officer, and Acting President and Chief Executive Officer (Principal executive officer and principal financial officer)